Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DOCUSIGN, INC.

DocuSign, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), by its duly authorized officer, does hereby certify that:

1. The original name of the Corporation was DocuSign Delaware, Inc. and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 17, 2015.

2. Pursuant to the applicable provisions of Sections 228, 242 and 245 of the DGCL, this Restated Certificate of Incorporation was adopted by the Corporation’s Board of Directors.

ARTICLE I

The name of this corporation is DocuSign, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such registered office is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 265,603,444. 165,000,000 shares shall be Common Stock and 100,603,444 shares shall be Preferred Stock. The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis).

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(B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (this “Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 5,650,759 shares, the second series of Preferred Stock shall be designated “Series A-1 Preferred Stock” and shall consist of 2,212,389 shares, the third series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 31,053,324 shares, the fourth series of Preferred Stock shall be designated “Series B-1 Preferred Stock” and shall consist of 11,522,655 shares, the fifth series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 12,875,817 shares, the sixth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 12,295,308 shares, the seventh series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 8,756,960 shares, and the eighth series of Preferred Stock shall be designated “Series F Preferred Stock” and shall consist of 16,236,232 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. The holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive on a pari passu basis dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.0626, $0.0542, $0.0706, $0.0706, $0.1869, $0.3711, $1.0506 and $1.5274 per share per annum, respectively (each as adjusted for stock splits, stock dividends, reclassification and the like) on each outstanding share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No dividends will be declared by the Board of Directors on shares of Common Stock or any stock ranking junior to the Preferred Stock unless and until an equal or greater dividend (on an as-converted basis) has been declared and paid on the Preferred Stock. After payment of such dividends, any additional dividends shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock). A distribution to the Corporation’s stockholders may be made without regard to the preferential dividends arrears amount or any preferential rights amount (each as determined under applicable law).

2. Liquidation.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including pursuant to a Liquidation Transaction as defined in Section 2(d)(i) below (each, a “Liquidation”), the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to $0.7829, $0.6780, $0.8829, $0.8829, $2.3365, $4.6393, $13.1324

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and $19.0931 respectively (as adjusted for stock splits, stock dividends, reclassification and the like for such series of Preferred Stock) for each share of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then held by them, respectively (the “Series A Preference Amount”, the “Series A-1 Preference Amount”, the “Series B Preference Amount”, the “Series B-1 Preference Amount”, the “Series C Preference Amount”, the “Series D Preference Amount”, the “Series E Preference Amount”, and the “Series F Preference Amount”, respectively), plus all declared and unpaid dividends on such shares (“Declared Dividends”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts plus Declared Dividends, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in proportion to the preferential amount and Declared Dividends each such holder is otherwise entitled to receive.

(b) Remaining Assets. Upon the completion of the distributions required by Section 2(a) above, if assets available for distribution to stockholders remain in the Corporation, such remaining assets shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them (with the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock being treated for this purpose as if they had been converted into shares of Common Stock at the then applicable Conversion Rate) until (i) with respect to the Series F Preferred Stock, each holder of Series F Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series F Preference Amount, plus declared but unpaid dividends, with respect to each share of Series F Preferred Stock then held by such holder, (ii) with respect to the Series E Preferred Stock, each holder of Series E Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series E Preference Amount, plus declared but unpaid dividends, with respect to each share of Series E Preferred Stock then held by such holder, (iii) with respect to the Series D Preferred Stock, each holder of Series D Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series D Preference Amount, plus declared but unpaid dividends, with respect to each share of Series D Preferred Stock then held by such holder, (iv) with respect to the Series C Preferred Stock, each holder of Series C Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series C Preference Amount, plus declared but unpaid dividends, with respect to each share of Series C Preferred Stock then held by such holder, (v) with respect to the Series B-1 Preferred Stock, each holder of Series B-1 Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series B-1 Preference Amount, plus declared but unpaid

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dividends, with respect to each share of Series B-1 Preferred Stock then held by such holder, (vi) with respect to the Series B Preferred Stock, each holder of Series B Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series B Preference Amount, plus declared but unpaid dividends, with respect to each share of Series B Preferred Stock then held by such holder, (vii) with respect to the Series A-1 Preferred Stock, each holder of Series A-1 Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series A-1 Preference Amount, plus declared but unpaid dividends, with respect to each share of Series A-1 Preferred Stock then held by such holder, and (viii) with respect to the Series A Preferred Stock, each holder of Series A Preferred Stock shall have received (under Section IV(B)2(a) hereof and this Section IV(B)2(b)) an amount equal to 1.5 times the Series A Preference Amount, plus declared but unpaid dividends, with respect to each share of Series A Preferred Stock then held by such holder. Thereafter, if assets available for distribution to stockholders remain in the Corporation, such remaining assets shall be distributed with equal priority and pro rata among the holders of Common Stock in proportion to the number of shares of Common Stock held by them.

(c) Deemed Conversion; Shares not Treated as Both Preferred Stock and Common Stock. Notwithstanding anything in Sections IV(B)2(a) or IV(B)2(b) to the contrary, if upon any distribution, or series of distributions, pursuant to this Section IV(B)2, the holders of any series of Preferred Stock would receive more than the aggregate amount pursuant to Section IV(B)2(a) and Section IV(B)2(b) if, immediately prior to the Liquidation Transaction, such holders were to convert the applicable shares of Preferred Stock held by them into shares of Common Stock at the then-applicable Conversion Rate, then the payment made to such holders pursuant to this Section IV(B)2 shall equal the amount such holders would receive if such holders had converted their shares of Preferred Stock into Common Stock immediately prior to the Liquidation Transaction. If the holders of Preferred Stock are treated as if they had converted shares of Preferred Stock into Common Stock pursuant to this Section IV(B)2(c), then the shares of Preferred Stock shall forego participation in the distribution, or series of distributions, as shares of Preferred Stock, including all amounts distributable pursuant to Section IV(B)2(a) and Section IV(B)2(b) hereof.

(d) Certain Acquisitions.

(i) Deemed Liquidation. Each of the following events shall be considered a “Liquidation Transaction” unless the holders of at least (i) a majority of the Preferred Stock, (ii) sixty-five percent (65%) of the Series C Preferred Stock, (iii) sixty-five percent (65%) of the Series D Preferred Stock, (iv) a majority of the Series E Preferred Stock and (v) a majority of the Series F Preferred Stock elect otherwise by written notice sent to the Corporation at least 5 days prior to the effective date of any such event:

(A) a merger or consolidation in which (1) the Corporation is a constituent party or (2) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock

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that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock in substantially the same proportions as in effect, and with rights, preferences, privileges, and restrictions that are substantially identical to the rights, preferences, privileges, and restrictions of the capital stock of the Corporation, immediately prior to such merger or consolidation (as determined in comparison to the other holders of capital stock of the Corporation immediately prior to such merger or consolidation) (a) of the surviving or resulting corporation or (b) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(ii) Valuation of Consideration. In the event of a Liquidation Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value shall be deemed to be the average of the closing prices of the securities on such exchange or Nasdaq over the thirty day period ending three days prior to the closing of such Liquidation Transaction;

(2) If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders’ meeting called to approve such

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Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Liquidation Transaction shall in no event take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Certificate, all notice periods or requirements in this Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of each class or series of Preferred Stock voting together as a single class on an as converted to Common Stock basis that is entitled to such notice rights.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(d)(iii).

3. Redemption. The holders of Preferred Stock shall have redemption rights as follows:

(a) At any time after April 30, 2020, if the holders of (i) at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as converted basis, (ii) at least sixty-five percent (65%) of the then outstanding shares of Series C Preferred Stock, voting together as a separate class, (iii) at least sixty-five percent (65%) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class, (iv) at least a majority of the then outstanding shares of Series E Preferred Stock, voting together as a separate class, and (v) at least a majority of the then outstanding shares of Series F Preferred Stock, voting together as a separate class, deliver a written request to the Corporation that all shares of Preferred Stock be redeemed, the Corporation shall on a date (the “Initial Redemption Date”) within 30 days after receipt by the Corporation of such written request redeem, out of funds legally available therefor, the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which have not been converted into Common Stock pursuant to Section 4(a) hereof, and subject to the provisions set forth herein by paying in cash an amount per share equal to $0.7829, $0.6780, $0.8829, $0.8829, $2.3365, $4.6393, $13.1324 and $19.0931, respectively (each as appropriately adjusted for stock splits, stock dividends, reclassifications and the like) for each such share of Preferred Stock, plus an amount equal to all declared and unpaid dividends thereon (in each case, the “Redemption Price”). The Redemption Price shall be paid in three (3) equal annual installments commencing on the Initial Redemption Date (each date on which an installment is due being referred to herein as the “Redemption Date”). The number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C

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Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, that the Corporation shall be required under this Section 3 to redeem on any one (1) Redemption Date shall be equal to the amount determined by dividing: (a) the aggregate number of shares of each such series of Preferred Stock outstanding immediately prior to the Redemption Date by; (b) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the funds legally available for redemption of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed on such date, the Corporation shall use those funds that are legally available to redeem the maximum possible number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock ratably among the holders of such shares to be redeemed based upon the portion of the Redemption Price otherwise payable with respect to each such holder’s shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which are subject to redemption on such Redemption Date. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock such funds will, in accordance with the foregoing provisions, immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

(b) At least fifteen (15), but no more than thirty (30), days prior to each Redemption Date, notice shall be delivered to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided herein, on or after the Redemption Date each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. For purposes of this Section 3(b), notice shall be deemed given if delivered in accordance with Section 4(j) of this Article IV.

(c) From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Preferred Stock designated for redemption in the Redemption Notice as holders of Preferred

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Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(d) Except as contemplated by this Section 3, the Preferred Stock shall not be redeemable.

4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of the Series A Preferred Stock, $0.7829, (ii) in the case of the Series A-1 Preferred Stock, $0.6780, (iii) in the case of the Series B Preferred Stock, $0.8829, (iv) in the case of the Series B-1 Preferred Stock, $0.8829, (v) in the case of the Series C Preferred Stock, $2.3365, (vi) in the case of the Series D Preferred Stock, $4.6393, (vii) in the case of the Series E Preferred Stock, $13.1324, and (viii) in the case of the Series F Preferred Stock, $19.0931 (each as appropriately adjusted for stock splits, stock dividends, reclassifications and the like for such series of Preferred Stock), by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (such quotient, the “Conversion Rate”). The initial (as of the date of this Certificate) Conversion Price per share (i) of Series A Preferred Stock shall equal $0.7661, (ii) of Series A-1 Preferred Stock shall equal $0.6780, (iii) of Series B Preferred Stock shall equal $0.8829, (iv) of Series B-1 Preferred Stock shall equal $0,8829, (v) of Series C Preferred Stock shall equal $2.3365, (vi) of Series D Preferred Stock shall equal $4.6393, (vii) of Series E Preferred Stock shall equal $13.1324, and (viii) of Series F Preferred Stock shall equal $19.0931. Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Rate at the time in effect for such share immediately upon the earlier of (i) subject to Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which is not less than $4.41 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and which results in aggregate cash proceeds to the Corporation of not less than $40,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of (A) a majority of the then outstanding shares of Preferred Stock voting together as a single class, on an as converted to Common Stock basis, and (B) at least sixty-five percent (65%) of the then outstanding shares of Series C Preferred Stock voting together as a separate class. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Rate at the time in effect for such share immediately upon the earlier of (A) subject to Section 4(c), the Corporation’s sale of its Common Stock in a firm

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commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $6.9589 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and which results in aggregate cash proceeds to the Corporation of not less than $40,000,000 (net of underwriting discounts and commissions) or (B) the date specified by written consent or agreement of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series D Preferred Stock voting together as a separate class. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Rate at the time in effect for such share immediately upon the earlier of (A) subject to Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to the Corporation of not less than $100,000,000 (net of underwriting discounts and commissions) or (B) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock voting together as a separate class. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Rate at the time in effect for such share immediately upon the earlier of (A) subject to Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to the Corporation of not less than $100,000,000 (net of underwriting discounts and commissions) or (B) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock voting together as a separate class. Each of these events that causes an automatic conversion of a series of Preferred Stock shall be referred to as an “Automatic Conversion Event” with respect to such series.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock or (ii) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that on the date of an Automatic Conversion Event with respect to a series of Preferred Stock, the outstanding shares of such series of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event with respect to a series of Preferred Stock, each holder of record of shares of such series of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion,

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notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of such Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that have not converted into Common Stock, and a check payable to the holder in the amount of all declared but unpaid dividends on the shares of Preferred Stock. With respect to an optional conversion pursuant to Section 4(a) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of public Common Stock as of such date. If such optional conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock below Purchase Price. If the Corporation should issue, at any time after the date on which the first share of Series F Preferred Stock is issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A) Adjustment Formula for Preferred Stock. At any time after the Purchase Date, whenever the Conversion Price is adjusted pursuant to this Section 4(d)(i), the new Conversion Price for the applicable series of Preferred Stock shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at the Conversion Price in effect immediately prior to such issuance; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock so issued. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

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(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than:

(1) Shares of Common Stock, or options or warrants to purchase shares of Common Stock, issued or issuable to employees, consultants, officers or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan, which direct grant or stock plan has been unanimously approved by the Board of Directors of the Corporation, provided that any grant of Common Stock or other securities to Tom Gonser, whether or not pursuant to a stock option plan or restricted stock plan, shall require the unanimous consent of the Board of Directors of the Corporation;

(2) Capital stock, or warrants or options to purchase capital stock, issued as consideration for bona fide acquisitions, mergers or similar transactions, the terms of which are unanimously approved by the Board of Directors of the Corporation;

(3) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions unanimously approved by the Board of Directors of the Corporation;

(4) Shares of Common Stock issued or issuable upon conversion of Preferred Stock;

(5) Shares of Common Stock issued or issuable in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act in connection with which all outstanding shares of Preferred Stock are converted to Common Stock;

(6) Shares of Common Stock or Preferred Stock issued or issuable upon exercise of options, warrants, notes or other rights to acquire securities of the Corporation outstanding and as in effect as of the Purchase Date;

(7) Capital stock issued or issuable to an entity as a component of any business relationship with such entity not primarily for the purpose of raising capital and for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners, the terms of which business relationship with such entity are unanimously approved by the Board of Directors;

(8) Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof; and

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(9) Shares of Common Stock issued or issuable that are approved as being excluded from the definition of “Additional Stock” pursuant to the affirmative vote of (i) at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as converted to Common Stock basis, (ii) at least sixty-five percent (65%) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class, (iii) at least a majority of the then outstanding shares of Series E Preferred Stock, voting together as a separate class, and (iv) at least a majority of the then outstanding shares of Series F Preferred Stock, voting together as a separate class.

(C) No Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Additional Stock. In the case of the issuance (whether before, on or after the Purchase Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution or other adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

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(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 4(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment. For purposes of clarification, (1) no readjustment pursuant to Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3) shall have the effect of increasing the Conversion Price for a series of Preferred Stock to an amount which exceeds the lower of: (x) the Conversion Price of such series of Preferred Stock on the original adjustment date, or (y) the Conversion Price of such series of Preferred Stock that would have resulted solely from any other issuance of Additional Stock between the original adjustment date and such readjustment date, and (2) no readjustment shall affect Common Stock issued on conversion of Preferred Stock prior to such readjustment date.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock (without a corresponding split or subdivision of the outstanding shares of Preferred Stock) or the determination of holders of Common Stock entitled to receive a dividend or other distribution (and the holders of Preferred Stock are not entitled to participate on an as-converted basis) payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such

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series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock (without a corresponding combination of the Preferred Stock), then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i)-(ii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms

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hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(j) Notices. Any notice required by the provisions of Section 3 or of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if (i) deposited in the United States mail, postage prepaid, and addressed to a holder of record at the address last shown on the records of the Corporation for such holder or (ii) when posted on DocuSign Express (or any successor service of the Corporation), or any other electronic network, and a separate record of the posting has been delivered to such holder by electronic email at the address provided to the Corporation for such DocuSign Express notifications or pursuant to clause (i), together with comprehensible instructions regarding how to obtain access to the posting on DocuSign Express (or any successor service of the Corporation), or any such other electronic network.

5. Voting Rights.

(a) Except as expressly provided by this Certificate or as provided by law, the holders of Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws

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of the Corporation, and the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of each series of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half or greater being rounded upward).

(b) At each meeting of stockholders at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent of the stockholders, (i) the holders of the Series A Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series A Designee”), (ii) the holders of the Series A-1 Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series A-1 Designee”), (iii) the holders of the Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series B Designee”), (iv) the holders of the Series B-1 Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series B-1 Designee”), (v) the holders of the Series C Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series C Designee”), (vi) the holders of the Series D Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series D Designee”), (vii) the holders of the Common Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors, and (viii) the holders of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect the remaining members of the Board of Directors.

(c) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, a majority of the holders of Series A Preferred Stock, voting together as a separate class, shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A-1 Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, a majority of the holders of Series A-1 Preferred Stock, voting together as a separate class, shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series B Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, a majority of the holders of Series B Preferred Stock, voting together as a separate class, shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series B-1 Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, a majority of the holders of Series B-1 Preferred Stock, voting together as a separate class, shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series C Preferred Stock, voting together as a separate class, in accordance with the

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provisions of Section 5(b) above, sixty-five percent (65%) of the holders of Series C Preferred Stock, voting together as a separate class, shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series D Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, sixty-five percent (65%) of the holders of Series D Preferred Stock, voting together as a separate class, shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, a majority of the holders of Common Stock, voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of each director whose office is vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock and Preferred Stock, voting together as a single class, in accordance with the provisions of Section 5(b) above, a majority of the holders of Common Stock and Preferred Stock, voting together as a single class, shall elect a successor or successors to serve for the unexpired term of each director whose office is vacant.

6. Protective Provisions.

(a) The Corporation shall not (either directly or indirectly, by amendment to this Certificate, merger, reorganization or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Preferred Stock, voting together as a class on an as converted to Common Stock basis:

(i) increase or decrease (other than by conversion) the authorized capital stock of the Corporation (or any class or series thereof);

(ii) create (by reclassification or otherwise) or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Preferred Stock with respect to voting, dividends, conversion, redemption or upon liquidation (other than Series B Preferred Stock and Series B-1 Preferred Stock issuable upon the exercise of warrants outstanding as of the Purchase Date and Series F Preferred Stock issuable pursuant to that certain Series F Preferred Stock Purchase Agreement among the Corporation and certain investors dated on or about the Purchase Date);

(iii) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of (a) shares of Preferred Stock as contemplated herein, (b) shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal, or (c) shares of Common Stock pursuant to the Repurchase (as defined in the Series F Preferred Stock Purchase Agreement dated on or about the Purchase Date, by and among the Corporation and the other parties thereto);

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(iv) authorize, declare or pay any dividends, distributions or similar actions with respect to the Preferred Stock or Common Stock of the Corporation (other than (a) a dividend payable solely in shares of the Corporation’s Common Stock, or (b) redemption of Preferred Stock as contemplated herein);

(v) effect any increase in the number of shares of the Corporation’s Common Stock reserved for issuance pursuant to the Corporation’s 2003 Stock Plan, 2011 Equity Incentive Plan, the UK Addendum to the 2011 Equity Incentive Plan or the Cartavi, Inc. 2012 Equity Incentive Plan, each as amended, or any similar plan assumed by the Corporation in connection with the acquisition of another company, without the unanimous approval of the Corporation’s Board of Directors;

(vi) adopt any new employee stock purchase plan, stock incentive compensation plan or any similar plan without the unanimous approval of the Corporation’s Board of Directors;

(vii) change the number of members of the Corporation’s Board of Directors from eleven (11);

(viii) effect a Liquidation Transaction;

(ix) authorize any borrowing or guarantee by the Corporation in excess of $500,000;

(x) effect any transaction that results in the issuance or transfer of any equity securities of a subsidiary of the Corporation to any third party;

(xi) effect the sale, license, assignment or transfer of any material assets of the Corporation; or

(xii) effect any material change to the business conducted by the Corporation as of the Purchase Date or proposed to be conducted by the Corporation as described in its business plan as of the Purchase Date.

(b) The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series disproportionately from the adverse effect on shares of any other series of Preferred Stock (whether by amendment to this Certificate, merger, reorganization or otherwise); or

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(ii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series A Preferred Stock disproportionately from the adverse effect on shares of any other series of Preferred Stock.

(c) The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock, voting together as a class:

(i) alter or change the rights, preferences or privileges of the shares of Series A-1 Preferred Stock so as to affect adversely the shares of such series disproportionately from the adverse effect on shares of any other series of Preferred Stock (whether by amendment to this Certificate, merger, reorganization or otherwise); or

(ii) amend this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series A-1 Preferred Stock disproportionately from the adverse effect on shares of any other series of Preferred Stock.

(d) The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series disproportionately from the adverse effect on shares of any other series of Preferred Stock (whether by amendment to this Certificate, merger, reorganization or otherwise);

(ii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series B Preferred Stock disproportionately from the adverse effect on shares of any other series of Preferred Stock;

(iii) approve the filing of a petition under any bankruptcy or insolvency law with respect to the Corporation without the unanimous approval of the Board of Directors; or

(iv) amend, alter, waive or repeal the liquidation preference, participation rights and associated notice rights of the Series B Preferred Stock as set forth in Section 2; provided, however, that the authorization and issuance of a new series of Preferred Stock that is pari passu with or senior to the Series B Preferred Stock shall not require the approval of holders of the Series B Preferred Stock as a separate series pursuant to this Section 6(d)(iv).

(e) The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, voting together as a class:

(i) alter or change the rights, preferences or privileges of the shares of Series B-1 Preferred Stock so as to affect adversely the shares of such series disproportionately from the adverse effect on shares of any other series of Preferred Stock (whether by amendment to this Certificate, merger, reorganization or otherwise);

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(ii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series B-1 Preferred Stock disproportionately from the adverse effect on shares of any other series of Preferred Stock;

(iii) approve the filing of a petition under any bankruptcy or insolvency law with respect to the Corporation without the unanimous approval of the Board of Directors; or

(iv) amend, alter, waive or repeal the liquidation preference, participation rights and associated notice rights of the Series B-1 Preferred Stock as set forth in Section 2; provided, however, that the authorization and issuance of a new series of Preferred Stock that is pari passu with or senior to the Series B-1 Preferred Stock shall not require the approval of holders of the Series B-1 Preferred Stock as a separate series pursuant to this Section 6(e)(iv).

(f) The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series C Preferred Stock, voting together as a class:

(i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series disproportionately from the adverse effect on shares of any other series of Preferred Stock (whether by amendment to this Certificate, merger, reorganization or otherwise);

(ii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series C Preferred Stock disproportionately from the adverse effect on shares of any other series of Preferred Stock;

(iii) approve the filing of a petition under any bankruptcy or insolvency law with respect to the Corporation without the unanimous approval of the Board of Directors; or

(iv) amend, alter, waive or repeal the liquidation preference, participation rights and associated notice rights of the Series C Preferred Stock as set forth in Section 2; provided, however, that the authorization and issuance of a new series of Preferred Stock that is pari passu with or senior to the Series C Preferred Stock shall not require the approval of holders of the Series C Preferred Stock as a separate series pursuant to this Section 6(f)(iv).

(g) The Corporation shall not (either directly or indirectly, by amendment to this Certificate, merger, reorganization or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series D Preferred Stock, voting together as a class:

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(i) create (by reclassification or otherwise) or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series F Preferred Stock with respect to voting, dividends, conversion, redemption or upon liquidation (other than Series B Preferred Stock and Series B-1 Preferred Stock issuable upon the exercise of warrants outstanding as of the Purchase Date);

(ii) amend, alter, waive or repeal the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series disproportionately from the effect on shares of any other series of Preferred Stock (whether by amendment to this Certificate, merger, reorganization or otherwise);

(iii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series D Preferred Stock disproportionately from the effect on shares of any other series of Preferred Stock;

(iv) approve the filing of a petition under any bankruptcy or insolvency law with respect to the Corporation without the unanimous approval of the Board of Directors;

(v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of (a) shares of Preferred Stock as contemplated herein, (b) shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal, or (c) shares of Common Stock pursuant to the Repurchase;

(vi) amend, alter, waive or repeal the liquidation preference, participation rights and associated notice rights of the Series D Preferred Stock as set forth in Section 2; or

(vii) increase or decrease the authorized number of shares of Series D Preferred Stock.

(h) The Corporation shall not (either directly or indirectly, through any subsidiary, by amendment to this Certificate, merger, reorganization or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting together as a class:

(i) create (by reclassification or otherwise) or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends, conversion, redemption or upon liquidation (other than Series B Preferred Stock and Series B-1 Preferred Stock issuable upon the exercise of warrants outstanding as of the Purchase Date and the Series F Preferred Stock issuable pursuant to that certain Series F Preferred Stock Purchase Agreement among the Corporation and certain investors dated on or about the Purchase Date);

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(ii) amend, alter, waive or repeal the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares of such series disproportionately from the effect on shares of any other series of Preferred Stock or so as to convert the shares of Series E Preferred Stock into shares of Common Stock; provided, however, that the conversion of the shares of Series E Preferred Stock into shares of Common Stock pursuant to Section 4(b) shall not require the approval of holders of the Series E Preferred Stock as a separate series pursuant to this Section 6(h)(ii);

(iii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series E Preferred Stock disproportionately from the effect on shares of any other series of Preferred Stock;

(iv) approve the filing of a petition under any bankruptcy or insolvency law with respect to the Corporation without the unanimous approval of the Board of Directors;

(v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) or pay or declare any dividend or make any distribution on any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (a) repurchases of or dividends or distributions on shares of Preferred Stock as expressly contemplated herein, or (b) dividends or other distributions payable on shares of Common Stock solely in the form of additional shares of Common Stock, (c) repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal, or (d) shares of Common Stock pursuant to the Repurchase;

(vi) amend, alter, waive or repeal the liquidation preference, participation rights and associated notice rights of the Series E Preferred Stock as set forth in Section 2;

(vii) increase or decrease the authorized number of Series E Preferred Stock; or

(viii) consummate any Liquidation or Liquidation Transaction unless the consideration received by the holders of Series E Preferred Stock in connection therewith is at least equal to the amount payable with respect to such shares of Series E Preferred Stock under Section 2 above.

(i) The Corporation shall not (either directly or indirectly, through any subsidiary, by amendment to this Certificate, merger, reorganization or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting together as a class:

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(i) create (by reclassification or otherwise) or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series F Preferred Stock with respect to voting, dividends, conversion, redemption or upon liquidation (other than Series B Preferred Stock and Series B-1 Preferred Stock issuable upon the exercise of warrants outstanding as of the Purchase Date and the Series F Preferred Stock issuable pursuant to that certain Series F Preferred Stock Purchase Agreement among the Corporation and certain investors dated on or about the Purchase Date);

(ii) amend, alter, waive or repeal the liquidation preference, participation rights and associated notice rights of the Series F Preferred Stock as set forth in Section 2;

(iii) amend, alter, waive or repeal this Certificate or the Bylaws of the Corporation in a manner that adversely affects the Series F Preferred Stock disproportionately from the effect on shares of any other series of Preferred Stock;

(iv) alter or change the rights, preferences or privileges of the shares of Series F Preferred Stock in a manner that adversely affects the Series F Preferred Stock disproportionately from the effect on shares of any other series of Preferred Stock;

(v) approve the filing of a petition under any bankruptcy or insolvency law with respect to the Corporation without the unanimous approval of the Board of Directors;

(vi) increase or decrease the authorized number of shares of Series F Preferred Stock; or

(vii) consummate any Liquidation or Liquidation Transaction unless the consideration received for each share of Series F Preferred Stock in connection therewith is at least equal to the Series F Preference Amount and the amount payable with respect to such shares of Series F Preferred Stock complies with Section 2 above.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Corporation. This Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Common Stock.

1. Dividend Rights. Subject to the conditions set forth in this paragraph and the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

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2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Common Stock is not redeemable at the option of the holders thereof.

4. Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, subject to the protective provisions set forth herein.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law.

(B) To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

(C) Any repeal or modification of this Article VII shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VIII

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

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(A) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Certificate.

(B) The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate.

(C) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE IX

Stockholders of the Corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the Corporation, other than as specifically set forth by a written contract between the Corporation and the stockholder.

ARTICLE X

No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

ARTICLE XI

(A) Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting or a vote if either: (i) the action is taken by written consent of all stockholders entitled to vote on the action; or (ii) for so long as the Corporation is not a public company, the action is taken by written consent of stockholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Such written consent may be taken in the manner provided in the DGCL and/or may be taken in the manner provided in the Corporation’s Bylaws.

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(B) To the extent that the DGCL requires prior notice of any such action to be given to nonconsenting or nonvoting stockholders, such notice shall be given prior to the date on which the action becomes effective, as required by the DGCL. The form of notice shall be sufficient to apprise the nonconsenting or nonvoting stockholder of the nature of the action to be effected in a manner approved by the Board of Directors or by the committee or officers to whom the Board of Directors has delegated that responsibility. Such notice may be given in the form of an electronic transmission as provided in the DGCL and the Corporation’s Bylaws.

ARTICLE XII

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, (collectively, “Covered Persons”), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

* * *

26.

In Witness Whereof, DocuSign, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 30th day of April, 2015.

DOCUSIGN, INC.

By:	/s/ Keith J. Krach
Keith J. Krach
President

27.

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DOCUSIGN, INC.

DocuSign, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), by its duly authorized officer, does hereby certify that:

1. The original name of the Corporation was DocuSign Delaware, Inc. and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 17, 2015.

2. Pursuant to Sections 228 and 242 of the DGCL, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Restated Certificate”) amends Article IV(A) of the Restated Certificate to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 285,603,444. 185,000,000 shares shall be Common Stock and 100,603,444 shares shall be Preferred Stock. The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis).”

3. The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

[Signature Page Follows]

In Witness Whereof, DocuSign, Inc. has caused this Certificate of Amendment to be signed by its Secretary on this 19th day of January, 2017.

By:	/s/ Reginald Davis

Reginald Davis
Secretary

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DOCUSIGN, INC.

DocuSign, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), by its duly authorized officer, does hereby certify that:

1. The original name of the Corporation was DocuSign Delaware, Inc. and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 17, 2015.

2. Pursuant to Sections 228 and 242 of the DGCL, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Restated Certificate”) amends Article IV(A) of the Restated Certificate to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 305,603,444. 205,000,000 shares shall be Common Stock and 100,603,444 shares shall be Preferred Stock. The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis).”

3. The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

[Signature Page Follows]

In Witness Whereof, DocuSign, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this 16 day of April, 2018.

By:	/s/ Daniel D. Springer
Daniel D. Springer President and Chief Executive Officer